Western New England Bancorp, Inc. 11-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-73132) on Form S-8 Western New England Bancorp, Inc. of our report dated June 29, 2020, which appears in this Annual Report on From 11-K of the 401(k) Plan as Adopted by Westfield Bank for the year ended December 31, 2019.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 29, 2020